Exhibit 4(c)(3)



                        JOINDER AND ASSUMPTION AGREEMENT



          Joinder and Assumption Agreement, dated as of February 28, 2001, made by PACO LABORATORIES, INC., WEST PHARMACEUTICAL SERVICES CANOVANAS, INC., WEST PHARMACEUTICAL SERVICES OF DELAWARE, INC., WEST PHARMACEUTICAL SERVICES VEGA ALTA, INC., and WEST PHARMACEUTICAL CLEVELAND, INC. (collectively the "Additional Borrowers"), in favor of the Banks and the Agent (as each such term is defined in the Credit Agreement referred to below).

                                   WITNESSETH:

          WHEREAS, West Pharmaceutical Services, Inc. ("West") and its subsidiaries from time to time party thereto, the banks and other financial institutions from time to time parties thereto and PNC Bank, National Association, as Agent, are parties to a Credit Agreement, dated as of July 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"); and

          WHEREAS, the Additional Borrowers are direct or indirect subsidiaries of West and, in consideration for, among other things, the ability to borrow under the Credit Agreement, the Additional Borrowers are executing and delivering this Agreement.

          NOW THEREFORE, in consideration of the foregoing and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the Additional Borrowers, intending to be legally bound, hereby agree as follows:


          1. Defined Terms. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

          2. Joinder. Each of the Additional Borrowers hereby agrees that effective as of the date hereof, such Additional Borrower is, and shall be, a Borrower under the Credit Agreement with all of the rights and obligations of a Borrower thereunder, and the term Borrower when used in the Credit Agreement or in any other Loan Document shall include such Additional Borrower. As a result (i) each Additional Borrower shall be entitled to borrow or have Letters of Credit issued for its account under the Credit Agreement on the terms of, and subject to the conditions of, the Credit Agreement to the same extent as if it were an original signatory to that Agreement as a Borrower and (ii) each Additional Borrower shall be liable to the Agent and the Banks for, and hereby assumes and agrees to be liable for, all of the obligations and liabilities of a Borrower under the Credit Agreement, the Notes and the other Loan Documents as applicable to the same extent as if it were an original signatory to those documents as a Borrower. Each of the Additional Borrowers hereby agrees with the Agent and the Banks that it shall perform, comply with and be subject to and be bound by, each of the terms, provisions and conditions of the Credit Agreement, including, without limitation, the monetary payment provisions, and each other Loan Document to which it is a party by virtue of this Agreement.

     Without limiting the generality of the foregoing, each Additional Borrower hereby represents and warrants that (i) each of the representations and warranties set forth in Section 3 of the Credit Agreement is true and correct as to such Additional Borrower on and as of the date hereof as if made on and as of the date hereof by such Additional Borrower and (ii) such Additional Borrower has heretofore received a true and correct copy of the Credit Agreement and each of the other Loan Documents (including any amendments, supplements or waivers thereto) as in effect on the date hereof

          Each Additional Borrower hereby makes, affirms, and ratifies in favor of the Banks and the Agent the Credit Agreement, the Notes and each of the other Loan Documents given by one or more of the Borrowers to the Agent and/or the Banks.

          Each Additional Borrower also agrees to execute and deliver (or to cause to be executed and delivered) at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be requested by the Agent to effectuate the provisions and purposes of this Agreement, it being acknowledged, however, that no such documents are needed in order for such Additional Borrower to become a Borrower under the Credit Agreement and to be liable for all of the obligations and liabilities of a Borrower thereunder as if it were an original signatory thereto.

          3. Additional Representations and Warranties. Each Additional Borrower hereby represents and warrants to the Banks and the Agent that:

          (a) There exists no Default or Event of Default under the Credit Agreement; and

          (b) The execution and delivery of this Agreement has been duly authorized by all requisite action on behalf of such Additional Borrower, and this Agreement and any other Loan Document to which it is a party by virtue of this Agreement constitutes the legal, valid and binding obligation of such Additional Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4. Effectiveness. This Agreement shall become effective upon receipt by the Agent of counterparts hereof duly executed by each Additional Borrower and acknowledged by the Agent and West on behalf of the Borrowers

          5. Limited Effect. Except as expressly amended by this Agreement, the Credit Agreement and the other Loan Documents shall continue to be, and shall remain, unaltered and in full force and effect in accordance with their terms.

          6. Miscellaneous.

          (a) Expenses. Each Additional Borrower and each of the other Borrowers jointly and severally agree to pay all of the Agent's reasonable out-of-pocket expenses incurred in connection with the preparation, negotiation and execution of this Agreement, including, without limitation, the reasonable fees and expenses of counsel to the Agent.

          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          (c) Successor and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of each Additional Borrower, the other Borrowers, the Agent and the Banks and their respective successors and assigns.

          (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

          (e) Headings. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision hereof

          (f) Modifications. No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.

     IN WITNESS WHEREOF, each Additional Borrower has caused this Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date and year first above written and West has caused this Agreement to be acknowledged, executed and delivered by its proper and duly authorized officer as of the day and year first above written.


                                  PACO LABORATORIES, INC.
                                  By:    /s/ Stephen M. Heumann
                                  Name:  Stephen M. Heumann
                                  Title: President



                                  WEST PHARMACEUTICAL SERVICES
                                  CANOVANAS, INC.
                                  By:    /s/ Stephen M. Heumann
                                  Name:  Stephen M. Heumann
                                  Title: President



                                  WEST PHARMACEUTICAL SERVICES
                                  OF DELAWARE, INC.
                                  By:    /s/ Stephen M. Heumann
                                  Name:  Stephen M. Heumann
                                  Title: President



                                  WEST PHARMACEUTICAL SERVICES
                                  VEGA ALTA, INC.
                                  By:    /s/ Stephen M. Heumann
                                  Name:  Stephen M. Heumann
                                  Title: President



                                  WEST PHARMACEUTICAL
                                  CLEVELAND, INC.
                                  By:    /s/ Stephen M. Heumann
                                  Name:  Stephen M. Heumann
                                  Title: President

ACKNOWLEDGED, ACCEPTED AND AGREED:


WEST PHARMACEUTICAL SERVICES, INC., as
Borrowers' Representative

By:
Name:
Title:




PNC BANK NATIONAL ASSOCIATION,
as Agent

By:     /s/ Amy T. Peterson
Name:   Amy T. Peterson
Title:  Vice President

ACKNOWLEDGED, ACCEPTED AND AGREED:



WEST PHARMACEUTICAL SERVICES, INC., as
Borrowers' Representative

By:     /s/ Stephen M. Heumann
Name:       Stephen M. Heumann
Title:      Vice President




PNC BANK NATIONAL ASSOCIATION,
as Agent

By:
Name:
Title: